UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2010

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34512	87-0569467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536 736 3688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Changes in Control of Registrant.

On October 11, 2010, Mr. Kunio Yamamoto (the “Transferor”), the beneficial owner of 7,654,817 shares of common stock of Yuhe International, Inc. (the “Company”), entered into an agreement (the “Agreement”) for a transfer of 7,222,290 shares of the Company’s common stock (the “Transfer Shares”) to Mr. Gao Zhentao (the “Transferee”), the chief executive officer of the Company, pursuant to a general, verbal and informal understanding between the Transferor and the Transferee at the time of execution of a share transfer agreement between Bright Stand International Co., Ltd. and all the then existing shareholders of Weifang Yuhe Poultry Co. Ltd. on October 18, 2007. Based on that understanding, all or part of the shares of the Company’s common stock issued to the Transferor would be transferred to the Transferee in consideration of the Transferee’s commitment to management of the Company’s business operations and future achievement of the financial targets as set forth in a Make Good Agreement dated March 12, 2008.  Consequently, on October 11, 2010, the Transferor agreed to transfer the Transfer Shares, representing approximately 44.8% of the issued and outstanding common stock of the Company, to the Transferee in a private transaction intended to be exempt from registration under the Securities Act of 1933, as amended.  On the same day, the Transferor also transferred an aggregate of 432,527 shares of the Company’s common stock to six individuals who had issued personal loans to the Transferor in December 2007 as well as to designees of these lenders, pursuant to the exercise by these lenders of warrants for the Company’s common stock. The Transferor issued the warrants to these lenders at the time of such loans in December 2007 in consideration of their providing personal loans to the Transferor. The transfers were completed on October 13, 2010.

As a result of the completion of the transfer of the Transfer Shares, the Transferor no longer owns any shares of the Company’s common stock as of October 13, 2010 and there may be deemed to have a change in control of the Company.  The Transferee now beneficially owns approximately 44.8% of the outstanding voting securities of the Company and is the largest single holder of the Company’s common stock.  There are no arrangements or understandings between the Transferor and the Transferee and their respective agents and associates with respect to the election of directors or other matters. The Company is not aware of any arrangements other than as disclosed above that could result in any subsequent changes in control of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: October 15, 2010	By:	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer

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